UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203
Navy Yard Corporate Center
Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 28, 2015, Jeffrey D. Blomstrom, Senior Vice President of Resource America, Inc. (the "Registrant") and President and Managing Director of a wholly-owned subsidiary of the Registrant, entered into an employment agreement with the Registrant (the "Agreement"). The Agreement requires Mr. Blomstrom to devote substantially all of his time and attention to the business of the Registrant and its affiliates, and provides Mr. Blomstrom with a base annual salary of $375,000 which may be increased by the Compensation Committee of the Registrant’s Board of Directors (the “Board”) based upon its evaluation of Mr. Blomstrom’s performance. Mr. Blomstrom is eligible to receive incentive compensation in the form of cash bonus payments, stock option grants, restricted stock grants and other forms of incentive compensation in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The Agreement has a term of one year and, until notice to the contrary, the term is automatically extended so that, on any day on which the Agreement is in effect, it has a then-current one year term. The Agreement shall automatically terminate upon Mr. Blomstrom’s death, and, upon not less than four months’ notice, the Registrant may terminate the Agreement if Mr. Blomstrom is disabled for more than 180 days in the aggregate or more than 90 days in any 365-day period, or without cause (as defined in the Agreement). The Registrant may also terminate the Agreement for cause with no prior notice. Termination amounts payable for any reason upon, or within two years after, a Section 409A event will not be paid until 6 months after the termination date, if such delay is required by Section 409A. Mr. Blomstrom can terminate the agreement without cause upon four months’ notice.

If the Registrant terminates Mr. Blomstrom’s employment other than for cause, death or disability, or Mr. Blomstrom terminates for good reason (as defined in the Agreement), Mr. Blomstrom shall receive, subject to his signing a release, (i) an amount equal to the lesser of (A) the sum of one years’ base compensation plus any cash incentive bonus compensation that was received in the year prior to termination or (B) $1,000,000; and (ii) automatic acceleration of any time-based vesting equity awards that have not yet become fully vested.

This summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 9.01 Financial Statement and Exhibits.

    (d)    The exhibit furnished as part of this report is identified in the Exhibit Index immediately following the signature page of this report.  Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Resource America, Inc.

Dated: February 2, 2015	By: /s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Jeffrey D. Blomstrom and Resource America, Inc., dated January 28, 2015.